UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 22, 2005

Playboy Enterprises, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14790	36-4249478

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

680 North Lake Shore Drive, Chicago, Illinois 60611

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (312) 751-8000

Not applicable.

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7—Regulation FD

Item 7.01. Regulation FD Disclosure.

On March 22, 2005, Playboy Enterprises, Inc. announced that the initial purchasers in the private offering of $100 million aggregate principal amount of its 3.00% convertible senior subordinated notes due 2025, which closed on March 15, 2005, have exercised their option to purchase an additional $15 million aggregate principal amount of the notes to cover over-allotments. A copy of a press release relating to the announcement is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Section 9—Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press release issued by Playboy Enterprises, Inc. on March 22, 2005.

The information set forth in this Current Report on Form 8-K under "Item 7.01. Regulation FD Disclosure" and "Item 9.01. Financial Statements and Exhibits," including in each case the Exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAYBOY ENTERPRISES, INC.

March 22, 2005	By:	/s/ Martha O. Lindeman

Martha O. Lindeman Senior Vice President, Corporate Communications and Investor Relations

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by Playboy Enterprises, Inc. on March 22, 2005.